Pangaea Logistics Solutions Ltd. Reports Financial Results for the Third Quarter Ended September 30, 2026
NEWPORT, RI - November 5, 2026 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2026.
THIRD QUARTER 2026 RESULTS

•GAAP net income attributable to Pangaea of $38.3 million, or $0.59 per share
•Adjusted net income attributable to Pangaea of $33.6 million, or $0.52 per share
•Adjusted EBITDA of $52.4 million
•Operating cash flow of $57.2 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $20,414 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax, Supramax, and Handysize indices by 13%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.4x
•Declared quarterly cash dividend of $0.10 per common share

For the three months ended September 30, 2026, Pangaea reported non-GAAP adjusted net income of $33.6 million, or $0.52 net income per share, on total revenue of $219.1 million.Third quarter TCE rates increased 31% on a year-over-year basis, and total shipping days, which include both voyage and time charter days, increased 8% to 6,339 days.

The TCE earned was $20,414 per day for the three months ended September 30, 2026, compared to an average of $15,559 per day for the same period in 2025. During the third quarter ended September 30, 2026, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax, Supramax, and Handysize indices by 13%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA increased by 81.3% to $52.4 million in the third quarter of 2026, compared to the prior-year period. Total Adjusted EBITDA margin was 23.9% during the third quarter of 2026, compared to 17.1% during the prior year period.

As of September 30, 2026, the Company had $144.9 million in unrestricted cash and cash equivalents. Total debt, including finance lease obligations was $340.9 million. During the three months ending September 30, 2026, the Company made payments of $4.3 million on long-term debt, $7.0 million on financing obligations, and $0.3 million on finance lease liabilities. The Company also paid $6.4 million in cash dividends.

The Company’s Board of Directors also declared a quarterly cash dividend of $0.10 per common share, payable on December 15, 2026, to shareholders of record as of the close of business on December 1, 2026.

MANAGEMENT COMMENTARY

“The third quarter represents our strongest period for Arctic ice-class activity, and this year that seasonal strength was reinforced by a strengthening dry bulk market,” stated Mads Boye Petersen, President and Chief Executive Officer of Pangaea Logistics Solutions. “Together, these factors drove a significant increase in TCE rates and profitability, with our fleet earning a 13% premium to the benchmark indices. Our performance demonstrated the operating leverage inherent in our model when our niche ice-class fleet and broader commercial platform are performing in tandem, resulting in record quarterly Adjusted EBITDA and Adjusted Net Income.”

“Our port and terminal operations also contributed meaningfully to the quarter. Terminal and stevedore revenue increased 73% year-over-year, and dry bulk tons discharged across our network increased 65%, reflecting the full contribution of the port operations that have commenced over the past year,” Petersen added. “These facilities strengthen our relationships with cargo customers and extend our presence along the supply chain, consistent with the integrated model that distinguishes Pangaea.”

“We remain encouraged by the underlying fundamentals of the dry bulk market, particularly the demand for minor bulks and industrial cargoes, supported by relatively disciplined fleet supply growth. Quarter-to-date, we have executed 5,040 shipping days at an average TCE of $21,423 per day, with late-season Arctic voyages continuing to contribute in October.”

“Operating cash flow of $57 million in the quarter increased our unrestricted cash balance to $144.9 million and reduced net debt to 1.4x trailing twelve-month Adjusted EBITDA,” Petersen concluded. “Shortly after quarter end, we refinanced $134 million of debt at a meaningfully lower margin, continuing our focus on reducing our cost of capital, maintaining a well-capitalized balance sheet and simplifying our capital structure. With this foundation in place, we are well positioned to advance our fleet renewal program and sustain a consistent return of capital to shareholders.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets that drive premium returns measured in time charter equivalent per day.

Growing our combined shipping and logistics model. Pangaea continues to grow its integrated shipping and logistics model to deliver increased value across the dry bulk supply chain. In addition to operating a specialized fleet of dry bulk vessels, the Company provides stevedoring services and maintains port and terminal operations capabilities that complement its core shipping platform. During the third quarter of 2026, the Company completed it's first full quarter of terminal operations in the port of Tampa Bay, Florida and continuing to expand the Company’s logistics activities, strengthen customer relationships and support long-term growth through a broader, service offering.

Continue to drive strong fleet utilization. Pangaea delivered strong fleet utilization during the third quarter, led by its niche ice-class fleet, which operated at peak seasonal activity on Arctic trades during the quarter. The Company’s owned fleet of 38 vessels operated at high efficiency, supplemented by an average of 31 chartered-in vessels to fulfill cargo and COA commitments. Pangaea remains focused on optimizing utilization across its platform and enhancing flexibility to meet the evolving needs of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. Pangaea continues to execute its disciplined fleet renewal strategy, selectively investing in modern assets to support TCE performance, comply with evolving regulatory standards and meet customer cargo requirements. Going forward, the Company will remain opportunistic in investing in its fleet as market conditions warrant, consistent with its continued commitment to maintaining a modern, efficient fleet and divesting older, non-core assets.

THIRD QUARTER 2026 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Friday, November 6, 2026 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-833-316-1983
International Live: 1-785-838-9310
Conference ID: PANLQ326

To listen to a replay of the teleconference, which will be available through November 13, 2026:

Domestic Replay: 1-800-839-3740
International Replay: 1-402-220-7239

Pangaea Logistics Solutions Ltd.
Unaudited Interim Condensed Consolidated Statements of Operations
(U.S. Dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues:
Voyage revenue	$193,141	$155,271	$516,838	$411,200
Charter revenue	18,814	9,298	42,725	26,141
Port terminal & stevedore revenue	7,102	4,101	17,193	10,820
Total revenues, net	219,057	168,670	576,756	448,161
Expenses:
Voyage expenses	77,292	73,208	229,944	211,297
Charter hire expenses	50,717	33,882	129,005	82,947
Vessel operating expenses	22,607	21,736	66,432	67,289
Terminal & Stevedore Expenses	5,293	3,134	12,621	8,372
General and administrative expenses	7,632	9,882	26,621	24,328
Depreciation and amortization	11,915	10,214	36,224	30,735
Loss (gain) on vessel and equipment sold	—	(309)	358	(309)
Total operating expenses	175,456	151,748	501,205	424,659

Income from operations	43,601	16,922	75,551	23,502

Other income (expense):
Interest expense	(5,297)	(5,912)	(16,971)	(18,086)
Interest income	884	357	4,005	1,093
Other income	365	1,620	1,114	1,380
Total other expense, net	(4,048)	(3,935)	(11,852)	(15,613)

Net income	39,552	12,988	63,699	7,889
Income attributable to non-controlling interests	(1,292)	(779)	(1,942)	(403)
Net income attributable to Pangaea Logistics Solutions Ltd.	$38,261	$12,208	$61,756	$7,485

Net income per common share
Basic	$0.59	$0.19	$0.96	$0.12
Diluted	$0.59	$0.19	$0.95	$0.12

Weighted average shares used to compute earnings per common share:
Basic	64,396,991	63,729,227	64,329,809	63,901,455
Diluted	64,901,369	64,823,069	64,793,780	65,009,188
Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

Pangaea Logistics Solutions Ltd.
Unaudited Interim Condensed Consolidated Balance Sheets
(U.S. Dollars in thousands, except for share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$144,924	$103,054
Accounts receivable (net of allowance of $6,411 and $6,017 at September 30, 2026 and December 31, 2025, respectively)	64,275	55,854
Inventories	58,687	28,389
Advance hire, prepaid expenses and other current assets	42,541	28,478
Total current assets	310,426	215,776

Non Current assets
Restricted cash	270	270
Fixed assets, at cost, net of accumulated depreciation of $208,154 and $179,988 at September 30, 2026 and December 31, 2025, respectively	661,687	677,518
Finance lease right of use assets, at cost, net of accumulated depreciation of $7,862 and $12,678 at September 30, 2026 and December 31, 2025, respectively	16,138	26,866
Goodwill	3,105	3,105
Other non-current Assets	4,369	4,561
Total assets	$995,995	$928,096

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$42,797	$30,389
Accrued expenses and other current liabilities	46,416	23,868
Affiliated companies payable	1,331	806
Deferred revenue	38,132	24,891
Current portion of secured long-term debt	37,758	16,910
Current portion of financing obligations	35,775	27,896
Current portion of finance lease liabilities	1,000	2,076
Dividend payable	714	1,198
Total current liabilities	203,922	128,034

Noncurrent liabilities
Secured long-term debt, net	64,838	97,157
Financing obligations, net	191,237	219,774
Finance lease liabilities, net	7,665	8,395
Total noncurrent liabilities	263,739	325,326

Common stock, $0.0001 par value, 100,000,000 shares authorized; 65,473,772 shares issued and outstanding at September 30, 2026; 64,973,988 shares issued and outstanding at December 31, 2025	7	7
Additional paid-in capital	260,047	257,072
Retained earnings	220,934	172,255
Total Pangaea Logistics Solutions Ltd. equity	480,988	429,333
Non-controlling interests	47,345	45,403
Total stockholders' equity	528,333	474,736
Total liabilities and stockholders' equity	$995,995	$928,096

Pangaea Logistics Solutions, Ltd.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
(U.S. dollars in thousands, except per share data)

	Nine months ended September 30,
	2026	2025
Operating activities
Net income	$63,699	$7,889
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	36,224	30,735
Amortization of deferred financing costs	782	875
Amortization of prepaid rent	89	89
Unrealized (gain) loss on derivative instruments	(4,526)	452
Income from equity method investee	(2,137)	(1,831)
Provision for doubtful accounts	795	1,174
Loss (gain) on sale of vessel and equipment	358	(309)
Drydocking costs	(11,406)	(13,812)
Share-based compensation	2,975	2,695
Change in operating assets and liabilities:
Accounts receivable	(9,215)	(4,369)
Inventories	(30,298)	(3,290)
Advance hire, prepaid expenses and other current assets	(11,301)	(1,969)
Accounts payable, accrued expenses and other current liabilities	33,861	17,432
Deferred revenue	13,241	2,841
Net cash provided by operating activities	83,141	38,601

Investing activities
Purchase of fixed assets and equipment	(5,773)	(5,506)
Proceeds from sale of vessels and equipment	9,719	7,860
Acquisition of non-controlling interest	—	(2,700)
Dividends received from equity method investments	2,350	3,100
Distributions from (Contributions to) non-consolidated subsidiaries	733	(842)
Net cash provided by investing activities	7,028	1,911

Financing activities
Proceeds from long-term debt	812	—
Payments of financing fees and issuance costs	—	(45)
Payments of long-term debt	(12,729)	(12,418)
Proceeds from financing obligation	—	18,000
Payments of financing obligations	(20,996)	(19,115)
Payments of finance leases	(1,826)	(2,133)
Dividends paid to non-controlling interests	—	(2,200)
Cash dividends paid	(13,561)	(13,126)
Payments to repurchase ordinary shares	—	(1,991)
Net cash used in financing activities	(48,299)	(33,027)

Net change in cash, cash equivalents and restricted cash	41,870	7,485
Cash, cash equivalents and restricted cash at beginning of period	103,324	86,805
Cash, cash equivalents, and restricted cash at end of period	$145,194	$94,290

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$144,924	$94,020
Restricted cash	270	270
Total cash, cash equivalents and restricted cash at end of period	$145,194	$94,290
Supplemental cash flow information:
Cash paid for interest	$16,647	$18,380
Cash received from interest rate caps	$373	$1,116
Supplemental non-cash investing and financing activities:
Capital expenditures included in accounts payable and accrued expenses	$4,404	$1,369

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net Transportation and Service Revenue
Gross Profit	$51,272	$26,545	$102,641	$47,624
Add:
Transportation and service depreciation and amortization	11,876	10,165	36,113	30,632
Adjusted Gross Profit (Non-GAAP)	$63,148	$36,709	$138,754	$78,257

Adjusted EBITDA
Net income	39,552	12,988	63,699	7,889
Interest expense, net	4,414	5,555	12,966	16,993
Depreciation and amortization	11,915	10,214	36,224	30,735
Income tax provision (included in Other income / expense)	465	499	899	821
EBITDA	$56,346	$29,255	$113,788	$56,438
Non-GAAP Adjustments:
Loss (gain) on vessel and equipment sold	—	(309)	358	(309)
Share-based compensation	653	614	2,975	2,695
Unrealized (gain) loss on derivative instruments, net	(4,616)	(666)	(4,526)	452
Adjusted EBITDA (Non-GAAP)	$52,384	$28,895	$112,596	$59,276

Net income per common share
Net income attributable to Pangaea Logistics Solutions Ltd.	$38,261	$12,208	$61,756	$7,485

Weighted average number of common shares outstanding - basic	64,396,991	63,729,227	64,329,809	63,901,455
Weighted average number of common shares outstanding - diluted	64,901,369	64,823,069	64,793,780	65,009,188

Basic net income per share	$0.59	$0.19	$0.96	$0.12
Diluted net income per share	$0.59	$0.19	$0.95	$0.12

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$38,261	$12,208	$61,756	$7,485
Non-GAAP
Add:
Loss (gain) on vessel and equipment sold	—	(309)	358	(309)
Unrealized (gain) loss on derivative instruments, net	(4,616)	(666)	(4,526)	452
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$33,645	$11,234	$57,589	$7,628

Weighted average number of common shares - basic	64,396,991	63,729,227	64,329,809	63,901,455
Weighted average number of common shares - diluted	64,901,369	64,823,069	64,793,780	65,009,188

Adjusted EPS - basic	$0.52	$0.18	$0.90	$0.12
Adjusted EPS - diluted	$0.52	$0.17	$0.89	$0.12

Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted gross profit. Adjusted gross profit is defined as GAAP gross profit excluding transportation and service depreciation and amortization. Management believes this measure provides investors with additional insight into the operating performance of the Company’s shipping, terminal and stevedoring operations by excluding non-cash depreciation and amortization expenses associated with vessels and terminal and stevedoring assets. Adjusted gross profit is not a measure recognized under U.S. GAAP and should not be considered an alternative to gross profit, operating income or net income. The Company’s definition of adjusted gross profit may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (loss), determined in accordance with U.S. GAAP, adjusted for interest expense, net, income taxes, depreciation and amortization and, when applicable, certain items that management does not consider indicative of core operating performance, including vessel impairment charges, share-based compensation, unrealized gains and losses on derivative instruments, gains or losses on vessel sale or sale and leaseback transactions, and other non-operating or non-recurring items.

Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd., adjusted when applicable for items such as vessel impairment charges, unrealized gains and losses on derivative instruments, gains or losses on vessel sale or sale and leaseback transactions, and certain non-recurring items, divided by the weighted average number of shares of common stock.

The table above provides a reconciliation of the non-GAAP financial measures presented herein to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.